Exhibit 99.1
AGILITI ANNOUNCES FINANCIAL RESULTS FOR THIRD QUARTER 2022
Minneapolis, Minn.--(BUSINESS WIRE)— November 10, 2022 – Agiliti Inc. (NYSE: AGTI) (“Agiliti”), a nationwide provider of healthcare technology management and service solutions to the United States healthcare industry, today announced its financial results for the quarter ended September 30, 2022, and revised its full-year financial guidance.
Third Quarter 2022 Highlights
•Revenue growth of 3 percent to $271 million
•Net income of $2.0 million, down $7.7 million from the prior year period; diluted income per share of $0.01, down $0.06 per share from the prior year period
•Adjusted EBITDA1 of $66.5 million, down $15.5 million compared to the prior year period; Adjusted Earnings Per Share1 of $0.19, down $0.04 compared to the prior year period
•Total debt of $1.07 billion; Net debt1 of $1.04 billion; and, Net Leverage ratio1 of 3.3x

“Our results for the third quarter met our expectations and reflect our continued, organic growth momentum,” said Tom Leonard, CEO of Agiliti. “Our team continues to power our progress by focusing on our customers’ evolving needs and delivering some of the most significant new business deals in the company’s history. While we are encouraged by these positive developments, we are taking a more conservative view on the balance of the year as we manage through short-term headwinds related to the delayed HHS contract and the onboarding of a higher proportion of larger-scale contracts. Our long-term growth strategy remains intact, and we remain well positioned to weather any macro uncertainty ahead of us.”
Third Quarter 2022 Financial Results
Total revenue for the three months ended September 30, 2022, was $271.2 million, representing a 3.3 percent increase from total revenue of $262.4 million for the same period of 2021. Total revenue for the nine months ended September 30, 2022, was $839.6 million, representing a 12.2 percent increase from total revenue of $748.2 million for the same period of 2021.
Net income for the three months ended September 30, 2022, was $2.0 million, a $7.7 million decrease from the same period of 2021. Net income for the nine months ended September 30, 2022, was $26.8 million, a $12.8 million increase from net income of $14.0 million for the same period of 2021.
Adjusted EBITDA1 for the three months ended September 30, 2022, was $66.5 million, a 18.9 percent decrease from Adjusted EBITDA1 of $81.9 million for the same period of 2021. Adjusted EBITDA1 for the nine months ended September 30, 2022, was $225.2 million, a 8.4 percent decrease from Adjusted EBITDA1 of $245.8 million for the same period of 2021.
2022 Financial Guidance
The company revises its guidance for 2022 as follows:
•Revenue of $1.11 - $1.12 billion
•Adjusted EBITDA of $290-300 million2
•Adjusted earnings per share of $0.83 – $0.88 per share2
•Capex investment expected in the range of $75 to $85 million
_________________________
1Non-GAAP Measures. See further discussion below.
2With regard to the non-GAAP Adjusted EBITDA guidance and adjusted earnings per share guidance provided above, a reconciliation to GAAP net income has not been provided as the quantification of certain items included in the calculation of GAAP net income cannot be calculated or predicted at this time without unreasonable efforts. For example, the non-GAAP adjustment for stock-based compensation expense requires additional inputs such as number of shares granted and market price that are not currently ascertainable, and the non-GAAP adjustment for certain reserves and expenses depends on the timing and magnitude of these expenses and cannot be accurately forecasted. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could have a potentially unpredictable, and potentially significant, impact on its future GAAP financial results. See further discussion below regarding historical Adjusted EBITDA and historical adjusted earnings per share.
Conference Call Information
Agiliti will hold a conference call to discuss its third quarter 2022 results on Thursday, November 10, at 5 p.m. Eastern Time (4 p.m. Central Time).
The conference call can be accessed live over the phone by dialing 1-877-344-3030 or for international callers, 1-646-307-1984. A replay will be available two hours after the call and can be accessed by dialing 1-800-770-2030, or for international callers, 1-647-362-9199. The passcode for the live call and the replay is 8853057. The replay will be available until November 17, 2022.
Interested investors and other parties may also listen to a simultaneous webcast of the conference call by visiting the Agiliti Investor Relations site at https://investors.agilitihealth.com. The online replay will be available for a limited time shortly following the call.
About Agiliti
Agiliti is an essential service provider to the U.S. healthcare industry with solutions that help support a more efficient, safe and sustainable healthcare delivery system. Agiliti serves more than 9,000 national, regional and local acute care and alternate site providers across the U.S. For more than eight decades, Agiliti has delivered medical equipment management and service solutions that help healthcare providers reduce costs, increase operating efficiencies and support optimal patient outcomes.
CONTACT:
Kate Kaiser
Corporate Communication and Investor Relations
kate.kaiser@agilitihealth.com
Forward-Looking Statements
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Certain statements in this press release are forward-looking in time, including financial outlook and other preliminary results, and involve risks and uncertainties. The following factors, among others, could adversely affect our business, operations and financial condition causing our actual results to differ materially from those expressed in any forward-looking statements: our history of net losses and substantial interest expense; our need for substantial cash to operate and expand our business as planned; our substantial outstanding debt and debt service obligations; restrictions imposed by the terms of our debt; a decrease in the number of patients our customers are serving; our ability to effect change in the manner in which health care providers traditionally procure medical equipment; the absence of long-term commitments with customers including our agreement with HHS/ASPR; our ability to renew contracts with group purchasing organizations and integrated delivery networks; changes in reimbursement rates and policies by third-party payors; the impact of health care reform initiatives; the impact of significant regulation of the health care industry and the need to comply with those regulations; the effect of prolonged negative changes in domestic and global economic conditions; difficulties or delays in our continued expansion into certain of our businesses/geographic markets and developments of new businesses/geographic markets; additional credit risks in increasing business with home care providers and nursing homes, impacts of equipment product recalls or obsolescence; increases in vendor costs that cannot be passed through to our customers; and other Risk Factors as detailed in our annual report on Form 10-K.

Agiliti, Inc. and Subsidiaries
Consolidated Statements of Operations
(in thousands, except share and per share information)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenue	$271,185	$262,424	$839,613	$748,212
Cost of revenue	169,582	158,990	516,218	444,346
Gross margin	101,603	103,434	323,395	303,866
Selling, general and administrative expense	86,044	75,052	254,303	225,334
Operating income	15,559	28,382	69,092	78,532
Loss on extinguishment of debt	—	—	1,418	10,116
Interest expense	12,531	10,711	34,456	40,444
Tax indemnification expense	11,918	—	11,918	—
Income (loss) before income taxes and noncontrolling interest	(8,890)	17,671	21,300	27,972
Income tax (benefit) expense	(10,879)	7,943	(5,672)	13,832
Consolidated net income	1,989	9,728	26,972	14,140
Net income attributable to noncontrolling interest	38	60	131	117
Net income attributable to Agiliti, Inc. and Subsidiaries	$1,951	$9,668	$26,841	$14,023

Basic income per share	$0.01	$0.07	$0.20	$0.12
Diluted income per share	$0.01	$0.07	$0.19	$0.11

Weighted-average common shares outstanding:
Basic	133,212,218	130,380,551	132,313,218	117,578,750
Diluted	139,062,813	138,490,526	138,242,880	125,515,000

Agiliti, Inc. and Subsidiaries
Consolidated Balance Sheets
(in thousands, except share and per share information)
(unaudited)

	September 30, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$32,211	$74,325
Accounts receivable, less allowance for credit losses of $3,496 and $2,902	203,087	209,308
Inventories	60,987	55,307
Prepaid expenses	21,503	18,549
Other current assets	13,003	395
Total current assets	330,791	357,884
Property and equipment, net	253,639	258,370
Goodwill	1,218,329	1,213,121
Operating lease right-of-use assets	82,838	80,676
Other intangibles, net	508,769	573,159
Other	23,295	32,537
Total assets	$2,417,661	$2,515,747
Liabilities and Equity
Current liabilities:
Current portion of long-term debt	$17,642	$17,534
Current portion of operating lease liability	23,438	22,826
Current portion of obligation under tax receivable agreement	29,824	29,187
Accounts payable	59,094	53,851
Accrued compensation	31,867	47,951
Accrued interest	3,889	3,473
Deferred revenue	9,279	5,808
Other accrued expenses	25,883	27,900
Total current liabilities	200,916	208,530
Long-term debt, less current portion	1,050,288	1,174,968
Obligation under tax receivable agreement, pension and other long-term liabilities	17,036	29,629
Operating lease liability, less current portion	70,259	63,241
Deferred income taxes, net	142,676	143,307
Commitments and contingencies
Equity:
Common stock, $0.0001 par value; 500,000,000 shares authorized; 133,330,184 and 130,950,061 shares issued and outstanding as of September 30, 2022 and December 31, 2021, respectively	13	13
Additional paid-in capital	944,477	938,888
Accumulated deficit	(17,645)	(44,486)
Accumulated other comprehensive income	9,490	1,537
Total Agiliti, Inc. and Subsidiaries equity	936,335	895,952
Noncontrolling interest	151	120
Total equity	936,486	896,072
Total liabilities and equity	$2,417,661	$2,515,747

Agiliti, Inc. and Subsidiaries
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Nine Months Ended September 30,
	2022	2021
Cash flows from operating activities:
Consolidated net income	$26,972	$14,140
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	65,502	78,249
Amortization	71,254	63,482
Remeasurement of tax receivable agreement	—	4,542
Loss on extinguishment of debt	1,418	7,716
Provision for credit losses	801	1,121
Provision for inventory obsolescence	859	2,539
Non-cash share-based compensation expense	15,066	10,127
Gain on sales and disposals of equipment	(793)	(3,939)
Deferred income taxes	(3,365)	12,040
Changes in operating assets and liabilities:
Accounts receivable	3,420	(30,305)
Inventories	(6,539)	1,241
Other operating assets	(7,566)	(5,392)
Accounts payable	13,123	4,701
Other operating liabilities	(18,251)	(21,849)
Net cash provided by operating activities	161,901	138,413
Cash flows from investing activities:
Medical equipment purchases	(37,494)	(23,912)
Property and office equipment purchases	(20,374)	(15,539)
Proceeds from disposition of property and equipment	2,695	8,187
Acquisitions, net of cash acquired	(3,125)	(450,198)
Net cash used in investing activities	(58,298)	(481,462)
Cash flows from financing activities:
Proceeds under debt arrangements	20,000	233,052
Payments under debt arrangements	(146,173)	(361,770)
Payments of principal under finance lease liability	(6,676)	(6,721)
Payments of deferred financing costs	—	(229)
Payments under tax receivable agreement	—	(748)
Distributions to noncontrolling interests	(100)	(138)
Proceeds from exercise of stock options	2,949	380
Dividend and equity distribution payment	(908)	(926)
Proceeds from issuance of common stock	—	401,441
Stock issuance costs	—	(4,084)
Shares forfeited for taxes	(14,488)	—
Payments of contingent consideration	(321)	—
Net cash (used in) provided by financing activities	(145,717)	260,257
Net change in cash and cash equivalents	(42,114)	(82,792)
Cash and cash equivalents at the beginning of period	74,325	206,505
Cash and cash equivalents at the end of period	$32,211	$123,713

Use of non-GAAP information
This press release contains non-GAAP measures, including EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted EPS, Net Debt and Net Leverage Ratio. We use these internally as measures of operational performance, or liquidity, as applicable, and disclose them externally to assist analysts, investors and lenders in their comparisons of operational performance, valuation and debt capacity across companies with differing capital, tax and legal structures. We believe the investment community frequently uses these measures in the evaluation of similarly situated companies. Adjusted EBITDA is also used by the Company as a factor to determine the total amount of incentive compensation to be awarded to executive officers and other employees. EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted EPS, Net Debt and Net Leverage Ratio, however, are not measures of financial performance under accounting principles generally accepted in the United States of America (“GAAP”) and should not be considered as alternatives to, or more meaningful than, net income as measures of operating performance or to cash flows from operating, investing or financing activities or to total debt as measures of liquidity or debt capacity. Since EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted EPS, Net Debt and Net Leverage Ratio are not measures determined in accordance with GAAP and are thus susceptible to varying interpretations and calculations, these measures, as presented, may not be comparable to other similarly titled measures of other companies. EBITDA, Adjusted EBITDA, and Adjusted Net Income do not represent amounts of funds that are available for management’s discretionary use. EBITDA and Adjusted EBITDA presented may not be the same as EBITDA and Adjusted EBITDA calculations as defined in the First Lien Credit Facilities. EBITDA is defined as earnings attributable to Agiliti, Inc.before interest expense, income taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA excluding non-cash share-based compensation expense, management fees and other non-recurring gains, expenses, or losses, transaction costs, remeasurement of the tax receivable agreement and loss on extinguishment of debt. LTM Adjusted EBITDA represents the last twelve months (“LTM”) of Adjusted EBITDA.
Agiliti, Inc. and Subsidiaries
Non-GAAP Financial Measure: Adjusted EBITDA
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net income attributable to Agiliti, Inc. and Subsidiaries	$1,951	$9,668	$26,841	$14,023
Interest expense	12,531	10,711	34,456	40,444
Income tax (benefit) expense (1)	(10,879)	7,943	(5,672)	13,832
Depreciation and amortization	42,170	46,861	133,711	138,676
EBITDA	45,773	75,183	189,336	206,975
Non-cash share-based compensation expense	4,859	4,360	15,066	10,127
Management and other expenses (2)	13,877	—	13,877	7,626
Transaction costs (3)	1,944	2,189	5,465	6,440
Tax receivable agreement remeasurement	—	197	—	4,542
Loss on extinguishment of debt (4)	—	—	1,418	10,116
Adjusted EBITDA	$66,453	$81,929	$225,162	$245,826
_____________________________
(1) Income tax (benefit) expense includes the $11.9 million tax benefit due to the release of the reserve and associated interest and penalties related to the Sizewise Acquisition.
(2) Management and other expenses represent (a) tax indemnification expense related to the Sizewise Acquisition;(b) management fees and buyout termination fee under the Advisory Services Agreement, which was terminated in connection with the initial public offering in 2021; and (c) non-recurring expenses.
(3) Transaction costs represent costs associated with potential and completed mergers and acquisitions and are primarily related to the Northfield and Sizewise acquisitions.
(4) Loss on extinguishment of debt for the nine months ended September 30, 2022 consists of the write-off of the unamortized debt discount related to the partial prepayment of the First Lien Term Loan. Loss on extinguishment of debt for the nine months ended September 30, 2021 consists of the write-off of the unamortized deferred financing costs and debt discount and an additional 1% redemption price related to the repayment of our Second Lien Term Loan and the write-off of the unamortized deferred financing cost related to the amendment of our Revolving Credit Facility.

Agiliti, Inc. and Subsidiaries
Non-GAAP Financial Measure: Adjusted Net Income and Adjusted EPS
(in thousands, except share and per share information)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net income attributable to Agiliti, Inc. and Subsidiaries	$1,951	$9,668	$26,841	$14,023
Amortization	23,080	21,497	68,209	60,427
Non-cash share-based compensation expense	4,859	4,360	15,066	10,127
Management and other expenses (1)	13,877	—	13,877	7,626
Transaction costs (2)	1,944	2,189	5,465	6,440
Tax receivable agreement remeasurement	—	197	—	4,542
Loss on extinguishment of debt (3)	—	—	1,418	10,116
Income tax benefit associated with pre-tax adjustments (4)	(19,663)	(6,724)	(37,908)	(20,452)
Adjusted net income	$26,048	$31,187	$92,968	$92,849

Weighted average shares outstanding - diluted	139,063	138,491	138,243	125,515
Adjusted EPS	$0.19	$0.23	$0.67	$0.74
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(1) Management and other expenses include (a) tax indemnification expense related to the Sizewise Acquisition; (b) management fees and buyout termination fee under the Advisory Services Agreement, which was terminated in connection with the initial public offering in 2021; and (c) non-recurring expenses.
(2) Transaction costs represent costs associated with potential and completed mergers and acquisitions and are primarily related to the Northfield and Sizewise acquisitions.
(3) Loss on extinguishment of debt for the nine months ended September 30, 2022 consists of the write-off of the unamortized debt discount related to the partial prepayment of the First Lien Term Loan. Loss on extinguishment of debt for the six months ended September 30, 2021 consists of the write-off of the unamortized deferred financing costs and debt discount and an additional 1% redemption price related to the repayment of our Second Lien Term Loan and the write-off of the unamortized deferred financing cost related to the amendment of our Revolving Credit Facility.
(4) Income tax benefit associated with pre-tax adjustments represents the tax benefit or provision associated with the reconciling items between net income and adjusted net income and includes both the current and deferred income tax impact of the adjustments. To determine the aggregate tax effect of the reconciling items, we utilized statutory income tax rates ranging from 0% to 26%, depending upon the applicable jurisdictions of each adjustment. For the three and nine months ended September 30, 2022, the benefit includes $11.9 million due to the release of the reserve and associated interest and penalties related to the Sizewise Acquisition.

Agiliti, Inc. and Subsidiaries
Non-GAAP Financial Measure: Net Debt and Net Leverage Ratio
(in millions)

September 30, 2022
Revolving Loan, due 2026	$—
First Lien Term Loan, due 2026	1,056.9
Finance lease liability	23.9
Less: Unamortized Deferred Financing Costs and Debt Discount	(12.8)
Total Debt	$1,068.0
Less: Cash	(32.2)
Net Debt	$1,035.8

LTM Adjusted EBITDA	$310.0

Net Leverage	3.3x